SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 20, 2010
Date of Report (date of earliest event reported)

AMERICAN SIERRA GOLD CORP.

 (Exact name of registrant as specified in its charter)

Nevada	000-52927	98-0528416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

601 Union Street Suite 4500
Seattle, WA 98101
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 838-9735

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 20, 2010, the Board of Directors (the “Board”) of American Sierra Gold Corp. (the “Company”) elected James Vandeberg as the Sole Officer of the Company.  Mr. Vandeberg already serves on the Board and is an attorney in Seattle, Washington. He specializes in corporate finance with an emphasis on securities and acquisitions. He was counsel and secretary to two NYSE companies. Mr. Vandeberg is a member and former Director of the American Society of Corporate Secretaries. He graduated from NYU Law School in 1969 where he was a Root-Tilden Scholar and holds a BA degree in accounting. Mr. Vandeberg is a director of SIN Holdings, Inc., REGI US, Inc., IAS Energy, Inc. and ASAP Holdings, Inc., all of which are reporting companies on the OTCBB.

Also on October 20, 2010, Wayne Gruden submitted his resignation from the Board and as Chief Executive Officer, effective as of 5:00 p.m. PDT.  His resignation from the Board and as Chief Executive Officer does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, nor regarding the general direction of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 22, 2010	AMERICA SIERRA GOLD CORP.
/s/ James Vandeberg
By:
James Vandeberg Sole Officer